Exhibit 23.5

CONSENT OF JONES LANG LASALLE AMERICAS INC.

We hereby consent to the (1) use of our name in the Registration Statement (including without limitation under the headings “Prospectus Summary,” “Industry and Market Data,” “Our Business and Properties” and “Experts”) to be filed by American Healthcare REIT, Inc., a Maryland corporation (the “Company”), on Form S-11 and the related prospectus and any amendments or supplements thereto (collectively, the “Registration Statement”) with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), (2) references to and inclusion of the information derived from the market study (the “market study”) prepared by Jones Lang LaSalle Americas, Inc. for the Company in, and making the information derived from the market study part of, the Registration Statement, including without limitation under the headings “Prospectus Summary,” “Industry and Market Data,” “Our Business and Properties” and “Experts” and (3) filing of this consent as an exhibit to the Registration Statement.

Dated: September 16, 2022

JONES LANG LASALLE AMERICAS INC.

By:	/s/ Lauro Ferroni
Name:	Lauro Ferroni
Title:	Senior Director